Exhibit 10.3

Supplier contract

Contract No.: YQ-HX201601005

Signing place: Fenyang Xinghua Village

Supplier: Shanxi Yuanquan Wine Industry Co. Ltd. (hereinafter referred to as Party A)

Distributor: Fenyang Jinqiang Wine Industry Co., Ltd (hereinafter referred to as Party B)

A. General provision

According to the relevant laws and regulations, in order to maintain the good market condition and ensure both parties’ economic benefits. It is agreed between parties A and B as the following;

B Products, prices, distribution areas

1, Distribution of products

Serial	products name	factory price
1	53% alcohol Jin Biao 18
2	65% alcohol Hua Xia Zi Chan
3	60% alcohol 72 Bian
4	65% alcohol 30 years old Chen Nian Lao Jiu
5	65% alcohol Feng Tan Lao Jiu
6	60% alcohol Da Gang Jiu
7	42% alcohol Da Gang Jiu

The factory price will be adjusted from time to time due to market condition, and the price will be determined based on each purchase order made.

2, regions/channels

The area where Party B sells shall be the whole territory within the whole country (administrative division).

C. Annual sales assignments

Party B must ensure annual purchase target is RMB300,000-.

D. Qualifications of Party B

1, Party B must have good financial strength.

2, Party B agreed with Party A’s products, with sincere desire for cooperation;

3, Party B should have first-and second-line liquor brand sales, and good sales performance and reputation;

4, Party B has its own management of hotels, supermarket, nightclubs, group purchases and customizations(excluding e-commerce) and other channels, and has outstanding ability to control the channels;

5, Party B actively cooperate with the company’s effective operating policy, market strategy and operating mode;

6, Party B has the independent legal person qualification, has the fixed business place, the storage place;

E. Rights and Obligations of Party A

(1) Party A guarantees that the products provided conform to the quality and hygiene standards stipulated by the State;

(2) Party A provides the legal operation procedures for Party A series of products sold by Party B;

(3) Party A will collect Nil money from Party B as a credit guarantee, and Party B’s credit guarantee will be returned to Party B in full when Party B terminates the agency(if Party B owes Party A’s payment, A can deduct from Party B’s credit guarantee);

(4) Party A provides quality service to Party B in arranging the transportation of products, after-sales service, etc.;

(5) Party A has the obligation to provide guidance on Party B’s business operations and inventory management. The development of cooperation between the two parties and the development requirements of the market at different stages, Party A will give Party B technical guidance in establishing and improving the sales system, settlement system, logistics system, etc..

(6) Party A is obliged to maintain Party B’s sales channels and price stability;

(7) In order to ensure Party B’s market resources, Party A shall not sell or authorize others to sell the products of this Contract within Party B’s sales area, unless Party A uses the electronic commerce platform and its related offline channels to sell its own products within the authorized area.

(8) Party A shall be obliged to assist Party B in formulating a sales promotion plan and assisting Party B in carrying out marketing promotion.

(9) If Party B needs to exchange the product due to market reasons, he must give one month notice in advance. The replacement of the product does not affect the second sale, and the total amount of each exchange does not exceed RMB1 million . The freight cost shall be borne by Party B.

F. Rights and obligations of Party B

Rights of Party B

(1) to enjoy the right of sale the contracted products within the designated area;

(2) enjoy the rights stipulated in all the incentive clauses of Party A’s marketing plan;

(3) Party B has the right to put forward opinions and suggestions on the internal quality and the quality of the packaging of the products in the operation of Party A’s series of products;

Obligations of Party B

(1) Party B shall provide Party B business certificates and shall strictly observe the relevant laws, regulations and industry norms of the State and conduct law-abiding business operations;

(2) Party B shall sell the series of products planned by Party A in accordance with the areas and guiding prices stipulated in the contract, and shall strictly prohibit the sale and low price sales across regions; If found breached of it, the first warning would be issued, and the dumped product is repurchased by Party B according to the market price; The second finds that Party A reserves the right to recover losses caused to Party A by Party B’s destruction of the market price, except for the deduction of Party B’s margin.

(3) to strictly observe Party A’s marketing plan concerning the maintenance of marketing order and related provisions;

(4) Party B has the obligation to cooperate fully with Party A in the activities of market management, market promotion and market development;

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(5) Party B shall actively cooperate with Party A under the guidance of Party A, establish relevant distribution systems, strictly carry out goods distribution and network coverage services in accordance with Party A’s requirements, and provide sufficient storage space for product turnover. And is obliged to provide Party A with the original documents of the direction of the goods;

(6) consciously maintain the image and reputation of Party A and its products, handle the complaints and related service requests of the end users under the guidance of Party A, and do a good job of coordinating the supervision and inspection of the relevant departments;

(7) Party B shall not sell counterfeit products or counterfeit Party A’s products. If Party B discovers that the intellectual property rights attached to Party A’s sales commodities have been infringed by a third party, Party B shall be obliged to notify Party A;

(8) Party B must submit to Party A for examination and approval before printing all kinds of publicity materials for Party A, and release them only with the written permission of Party A;

(9) Party A shall not sign an economic contract or engage in other civil acts with a third party in the name of Party A, nor shall Party A bear legal liability for any economic or civil dispute between Party B and any third party.

G. Adjustment of product prices

(1) In order to fully protect the interests of the distributors, Party A shall have the right to adjust the product price in special circumstances such as changes in the market environment, changes in supply and demand, and government policies as stipulated in Article B of this Agreement. The following commitments will be strictly adhered to:

1. Seven working days before the formal adjustment of the product price system, inform Party B of the price adjustment information.

2. Before the adjustment of the product price system (based on the date of the formal implementation of the adjustment of the new price system) Party B has already purchased, Party A is not responsible for the price difference compensation for all the products that Party B has purchased.

(2) In case of special circumstances such as group purchase, Party B may also submit to Party A a written application for lowering the sales price. After Party A has considered the purchase group, quantity of goods requested, time of goods required, etc., Party B’s application will be approved.

I. Delivery and settlement methods

Party B must submit the purchase order seven days in advance.

Party A shall settle the settlement by cash, cash and cash to delivery.

J. Logistics

Party B shall inform Party A of the goods required by Party B seven days advance notice in the form of purchase orders, specifying the type, quantity and time of the goods to be shipped. Party A is responsible for delivering goods on time to the warehouse where Party B is located (in the urban area). Party A shall bear the freight charges.

If the goods supplied by Party A to Party B cause damage in transit, Party B shall accept and accept the goods on the spot upon receipt. The name and quantity of the damaged products shall be signed and approved by the shipping party and Party A shall be notified on the same day. The Party A and the shipping party shall clearly deal with the responsibility.

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K. Market management

1. Staffing: Party B shall maintain the necessary professional staff for the operation of the market in order to develop and manage the market effectively.

2. Party A’s staff is strictly forbidden to borrow money from Party B. If it appears, it will be a private act. Party A will not bear any liabilities and losses arising from it.

3. The cooperation policy provided by Party A is reflected in formal written documents. Party A does not recognize all oral commitments.

L. Liability for breach of contract

Party A and Party B shall strictly abide by the terms and conditions of this Agreement. Both parties shall not breach the contract.

M. Other

Party A shall have the right to punish Party B for violating Party A’s market management regulations

N. Settlement of Disputes

The disputes arising from this contract or the performance of this contract shall be settled amicably through negotiation. The two parties shall be invalidated and agree to complete the lawsuit in Taiyuan.

O. Entry into force and continuation of the contract

Party A shall hold two copies of this Contract and Party B shall hold one copy, effective as of the day after the signature and seal of this Contract.

This Contract shall be valid for one year from January 10, 2016 to January 9, 2017.

P. Other

The annex to this Contract is an integral part of this Contract and has the same legal effect as this Contract.

If matters are not completed, the two parties shall reach agreement through consultation and conclude a separate subsidiary agreement to the distribution contract.

Party A’s full name(seal):	Party B full name(seal): Fenyang Jinqiang Wine Co. Ltd..

Address: Zip Code: telephone Fax Address:	Address: Zip Code: telephone: Fax Address:

The Depositary bank: Account:	The Depositary bank: Account:

Signed representative:Linwu Signature: January 10, 2016	Signed representative:Dengjianmin Signature: January 10, 2016

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